Exhibit 99.1

July 20, 2020	Flowers Foods (NYSE: FLO)

FLOWERS FOODS ANNOUNCES STRATEGIC ORGANIZATIONAL

REALIGNMENT TO DRIVE BRAND GROWTH AND PRODUCT INNOVATION

Provides Preliminary Second Quarter Results

Company to Host Webcast on August 7, 2020 to Discuss Second Quarter

Results, Strategic Priorities, and Long-Term Targets

THOMASVILLE, Ga. – Flowers Foods, Inc. (NYSE: FLO), producer of Nature’s Own, Dave’s Killer Bread, Wonder, Tastykake, and other bakery foods, today announced organizational structure changes designed to increase focus on brand growth, product innovation, and improving cake business operations.

The changes, effective July 17, 2020, include the following actions:

•

The consolidation of the company’s Fresh Packaged Bread business unit and Specialty/Snacking business unit into a single function responsible for all brands. Mark Courtney, previously president of the Fresh Packaged Bread BU, has been named chief brand officer and leads this function. In this newly created role, Courtney is responsible for managing all Flowers brands, as well as its revenue management, shopper marketing (in-store and online promotional) and brand partnership programs.

•	The establishment of a stand-alone innovation function under the direction of Debo Mukherjee, chief marketing officer.

•

The appointment of David Roach, most recently president of the Snacking/Specialty BU, to the newly created position of president of Cake Operations, where he will focus exclusively on improving that area of the business.

•	The repositioning of the company’s foodservice business from the Snacking/Specialty BU to the Sales function, which will continue to be led by Keith Wheeler, chief sales officer.

In commenting on the announcement, Ryals McMullian, Flowers Foods’ president and chief executive officer, said, “These changes, alongside a revised portfolio strategy, are designed to unleash the full potential of our brands and innovation efforts and are the result of a thorough organizational review we conducted over the past two quarters as part of our portfolio optimization initiative. We believe that these changes are more consistent with our strategic priority to focus on our brands and that they will bring a more structured approach to innovation. This will enable us to build on the strengths of our brands and bring our customers and consumers more new and exciting products.”

McMullian continued, “Our new structure now unites all brand teams under Mark’s leadership and enables greater collaboration and better resource allocation among our brand portfolio. Debo will guide the development of an innovation capability to bring new and exciting offerings to our consumers that go beyond line extensions. This new innovation function will also partner more closely with our corporate development group to seek out acquisition and investment opportunities that fit within our overall portfolio strategy. Importantly, while we have already addressed some operational inefficiencies within our cake bakeries, we expect that David’s full attention to this area should drive quicker progress and capture significant opportunities to improve the profitability of that business.”

Other Restructuring Actions

McMullian noted that the company has eliminated approximately 250 positions across different departments and job levels to better balance the resources required to support the company’s business. Flowers currently employs approximately 9,700 employees.

“This organizational alignment is the result of a company-wide evaluation of our overhead structure,” he said. “While we regret losing these team members, this move directly supports our strategic priorities to reduce the complexity of our business, improve our margins, and ensure we have the right resources in place to sustain long-term growth. I want to express my sincere appreciation to those affected by these actions for their contributions.”

Preliminary Second Quarter Results

Flowers today provided preliminary information regarding its performance in the second quarter, which ended July 11, 2020. Net sales are currently expected to increase approximately 4.5% to 5.0% over the prior year second quarter and GAAP earnings per share expected to be in the range of $0.25 to $0.28. Earnings per share, adjusted for matters affecting comparability, are expected to be in the range of $0.30 to $0.33. Please see the schedule of the adjustments made to GAAP earnings per share at the end of this release.

The company has not completed its quarter-end closing process and, accordingly, these preliminary results reflect estimates based on currently available information and may differ materially from actual operating results. The company will disclose its final results for the second quarter after market close on August 6, 2020.

Webcast to Discuss Strategic Priorities and Long-Term Targets

In addition, Flowers will conduct a webcast at 8:00 a.m. (ET) on August 7, 2020, to discuss its second quarter results, strategic priorities, and long-term targets. Information about the webcast will be disclosed and posted on the investor page of the company’s website in the coming days.

About Flowers Foods

Headquartered in Thomasville, Ga., Flowers Foods, Inc. (NYSE: FLO) is one of the largest producers of packaged bakery foods in the United States with 2019 sales of $4.1 billion. Flowers operates bakeries across the country that produce a wide range of bakery products. Among the company’s top brands are Nature’s Own, Dave’s Killer Bread, Wonder, and Tastykake. Learn more at www.flowersfoods.com.

Investor Contact: J.T. Rieck (229) 227-2253

Media Contact: Paul Baltzer (229) 227-2380

Forward-Looking Statements

Statements contained in this press release that are not historical facts are forward-looking statements. Forward-looking statements relate to current expectations regarding our future financial condition, performance and results of operations and the anticipated impact of COVID-19 on our business, profitability or results of operations and are often identified by the use of words and phrases such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “should,” “will,” “would,” “is likely to,” “is expected to” or “will continue,” or the negative of these terms or other comparable terminology. All forward-looking statements are subject to risks and uncertainties that could cause actual results to differ from those projected. Other factors that may cause actual results to differ from the forward-looking statements contained in this release and that may affect the company’s prospects in general include, but are not limited to, (a) the completion of our quarter-end closing process, which requires the exercise of judgment by management, including procedures necessary to finalize our financial statements for the quarter; (b) the effects of global, political, market, health and other conditions, including the impact of COVID-19 and measures or voluntary actions, including social distancing, shelter-in-place, shutdowns of nonessential or other businesses, such as any of our production or warehouse facilities, and similar measures imposed by governmental or regulatory authorities or undertaken by us in an effort to combat the spread of COVID-19; (c) general economic and business conditions and the competitive conditions in the baked foods industry, including promotional and price competition, (d) changes in consumer demand for our products, including changes in consumer behavior, trends and preferences, including health and whole grain trends, and the movement toward more inexpensive store-branded products, (e) the success of productivity improvements and new product introductions, (f) a significant reduction in business with any of our major customers including a reduction from adverse developments in any of our customer’s business, (g) fluctuations in commodity pricing, (h) energy and raw material costs and availability and hedging and counterparty risk, (i) our ability to fully integrate recent acquisitions into our business, (j) our ability to achieve cash flow from capital expenditures and acquisitions and the availability of new acquisitions that build shareholder value, (k) our ability to successfully implement our business strategies, including those strategies the company has initiated under Project Centennial, which may involve, among other things, the integration of recent acquisitions or the acquisition or disposition of assets at presently targeted values, the deployment of new systems and technology and an enhanced organizational structure, (l) consolidation within the baking industry and related industries, (k) disruptions in our direct-store delivery system, including litigation or an adverse ruling from a court or regulatory or government body that could affect the independent contractor classification of our independent distributors, (m) increasing legal complexity and legal proceedings that we are or may become subject to, (o) product recalls or safety concerns related to our products, and (p) the failure of our information technology systems to perform adequately, including any interruptions, intrusions or security breaches of such systems. The foregoing list of important factors does not include all such factors, nor necessarily present them in order of importance. In addition, you should consult other public disclosures made by the company, including the risk factors included in our most recently filed Annual Report on Form 10-K and Quarterly Reports on Form 10-Q filed with the Securities and Exchange Commission (“SEC”) and disclosures made in other filings with the SEC and company press releases, for other factors that may cause actual results to differ materially from those projected by the company. We caution you not to place undue reliance on forward-looking statements, as they speak only as of the date made and are inherently uncertain. The company undertakes no obligation to publicly revise or update such statements, except as required by law.

Information Regarding Non-GAAP Financial Measures

The company prepares its consolidated financial statements in accordance with U.S. Generally Accepted Accounting Principles (GAAP). However, from time to time, the company may present in its public statements, press releases and SEC filings, non-GAAP financial measures such as adjusted net income per diluted share. The company defines adjusted net income per diluted share as net income per diluted share excluding the impact of asset impairment charges, Project Centennial consulting costs, lease terminations and legal settlements, acquisition-related costs, and pension plan settlements. The company believes that this measure, when considered together with its GAAP financial results, provides management and investors with a more complete understanding of its business operating results, including underlying trends, by excluding the effects of certain charges. The company’s definition of this non-GAAP measure may differ from similarly titled measures used by others. This non-GAAP measure should be considered supplemental to, and not a substitute for, financial information prepared in accordance with GAAP.

The table below provides a reconciliation of preliminary net income per diluted share to preliminary adjusted net income per diluted share, which is the most comparable GAAP financial measure, for the second quarter.

Flowers Foods, Inc. Reconciliation of GAAP to non-GAAP Measures
	Reconciliation of Preliminary Earnings per Share
	For the 12 Weeks Ended July 11, 2020
	Range Estimate
Net income per diluted common share	$0.25	to	$0.28
Project Centennial consulting costs	0.02		0.02
Restructuring and related impairment charges*	0.04		0.04

Adjusted net income per diluted common share	$0.30	to	$0.33

Certain amounts may not add due to rounding.

*

Charges primarily consist of a trademark impairment and impairment of certain assets held for sale. Does not include charges related to the above-referenced reduction-in-force, which are expected to be recorded in the company’s fiscal third quarter.